Exhibit 23.2

      Consent of Ernst & Young LLP, Independent Auditors


We consent to the reference to our firm under the caption
"Experts" in the Registration Statement on Form S-3 and related Prospectus of A.P. Pharma, Inc. for the registration of common stock and to the incorporation by reference therein of our report dated February 20, 2004, with respect to the consolidated financial statements and schedule of A.P. Pharma, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2003, filed with the Securities and Exchange Commission.


/S/ ERNST & YOUNG, LLP
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Palo Alto, California
April 30, 2004